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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS PROSPECTUS

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-72622

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 8, 2002

$1,000,000,000

5 5/8% Senior Notes due January 15, 2007

    We will pay interest on the senior notes each January 15 and July 15. The first interest payment will be made on July 15, 2002.

    We may not redeem the senior notes prior to their maturity on January 15, 2007, except as described under "Certain Terms of the Notes—Redemption for Tax Reasons" in this prospectus supplement. There is no sinking fund for the senior notes.

    We have applied to have the senior notes listed on the Luxembourg Stock Exchange in accordance with the rules of that exchange.

	Price to Public (1)	Underwriting Discounts and Commissions	Proceeds to Washington Mutual (1)
Per Note	99.775%	.35%	99.425%
Total	$997,750,000	$3,500,000	$994,250,000
(1)
Plus accrued interest, if any, from January 11, 2002.

    Delivery of the senior notes, in book-entry form only, will be made on or about January 11, 2002.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

  Credit Suisse First Boston Salomon Smith Barney

ABN AMRO Incorporated
Banc One Capital Markets, Inc.
Wachovia Securities
BNP PARIBAS
BNY Capital Markets, Inc.
Credit Lyonnais Securities
Sandler O'Neill & Partners, L.P.

The date of this prospectus supplement is January 8, 2002.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
WASHINGTON MUTUAL, INC.
SUMMARY FINANCIAL DATA
CAPITALIZATION OF WASHINGTON MUTUAL, INC.
USE OF PROCEEDS
CERTAIN TERMS OF THE NOTES
FEDERAL INCOME TAX CONSIDERATIONS FOR NON-UNITED STATES PERSONS
UNDERWRITING
OFFERING RESTRICTIONS
NOTICE TO CANADIAN RESIDENTS
LEGAL OPINIONS
GENERAL INFORMATION
PROSPECTUS

WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WASHINGTON MUTUAL, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION.
EXPERTS

    You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

    We are offering the senior notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the senior notes in some jurisdiction may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We refer you to "Underwriting" beginning on page S-13 of this prospectus supplement.

    We have applied to list the senior notes on the Luxembourg Stock Exchange in accordance with the rules of that exchange. We cannot guarantee that listing will be obtained on the Luxembourg Stock Exchange. Inquiries regarding our listing status on the Luxembourg Stock Exchange should be directed to our Luxembourg listing agent, Deutsche Bank Luxembourg S.A., 2, boulevard Konrad Adenauer, L1115 Luxembourg (the "Luxembourg listing agent").

    This prospectus supplement and the accompanying prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange for the purpose of giving information with regard to Washington Mutual. We have taken reasonable care to ensure that, subject to the following sentence, the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading in any material respect as of the date of this prospectus supplement. We also confirm, having made all reasonable inquiries, that to the best of our knowledge and belief there are no other facts the omission of which would make any statement in this prospectus supplement or in the accompanying prospectus misleading in any material respect; we accept responsibility accordingly. We have obtained the information in "Certain Terms of the Notes—Book-Entry System" concerning The Depository Trust Company ("DTC"), Euroclear S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and their respective book-entry systems from prospectus language prepared by DTC, Euroclear and Clearstream, Luxembourg describing book-entry-only issuance, and we take responsibility for having correctly extracted that information from these sources in all material respects, but we take no responsibility for the accuracy of the information itself.

    The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

    Copies of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus will be available free of charge at the office of the Luxembourg listing agent.

ABOUT THIS PROSPECTUS SUPPLEMENT

    You should read this prospectus supplement carefully, along with the prospectus that follows, before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about our 5 5/8% Senior Notes due 2007 and the accompanying prospectus contains information about our debt securities generally. This prospectus supplement may add, update or change information in the prospectus.

    You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may be accurate only as of the date of this document.

S–1

WASHINGTON MUTUAL, INC.

    With a history dating back to 1889, Washington Mutual is a financial services company committed to serving consumers and small to mid-sized businesses. At September 30, 2001, we had stockholders' equity of $14.5 billion. Based on consolidated assets of $223.6 billion at September 30, 2001, we were the largest savings institution and the seventh largest banking company in the United States.

    Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and Utah, and has operations in 35 other states. Our business, including business conducted through our subsidiaries, is divided into three operating segments:

  •
  Banking and Financial Services. The Banking and Financial Services Group offers a comprehensive line of consumer and business financial products and services to individuals and small and middle market businesses. In addition to traditional banking products, the Banking and Financial Services Group offers investment management and securities brokerage services, and distributes annuity products through Washington Mutual's subsidiaries and affiliates. The group's services are provided to over five million consumer and business households and are offered through multiple delivery channels, including branches, business banking centers, ATMs, the internet and 24-hour telephone banking centers.

  •
  Home Loans and Insurance Services. The Home Loans and Insurance Services Group originates, purchases, sells, securitizes and services our single-family residential mortgage loans. These mortgage loans may either be retained in our loan portfolio, sold or securitized. The group's loan products are made available to consumers through various distribution channels, which include retail home loan centers, financial centers, correspondent financial institutions, wholesale home loan centers and the internet. This group also includes the activities of Washington Mutual Insurance Services, Inc., an insurance agency that supports the mortgage lending process, as well as the insurance needs of consumers doing business with us. Additionally, the Home Loans and Insurance Services Group manages the activities of our captive reinsurance programs.

  •
  Specialty Finance. The Specialty Finance Group conducts operations through our banking subsidiaries and Washington Mutual Finance Corporation ("Washington Mutual Finance"). The Specialty Finance Group provides real estate secured financing primarily for multi-family properties. Commercial real estate lending and residential builder construction finance are also part of the group's secured financing activities. Syndicated lending, asset-based financing and mortgage banker financing are also part of the lending activities conducted by this group. This group offers commercial banking services through Washington Mutual Bank and Washington Mutual Bank, FA and conducts a consumer finance business through Washington Mutual Finance.

Recent Developments

    On January 4, 2002, we consummated our merger with Dime Bancorp. The merger consideration consisted of approximately $1.4 billion in cash and approximately 92.3 million shares of our common stock. At September 30, 2001, Dime had total assets of $27.1 billion and stockholders' equity of $2.0 billion.

    In December 2001, our subsidiary, Washington Mutual Bank, FA, entered into a definitive agreement to acquire for cash the operating assets of HomeSide Lending, Inc. ("Homeside"), the U.S. mortgage unit of the National Australia Bank Limited. Under the terms of the agreement, we will acquire $1.9 billion in Homeside assets, including $1.8 billion in performing warehoused prime residential mortgage loans. The acquisition is expected to close in the first quarter of 2002, subject to customary closing conditions.

S–2

SUMMARY FINANCIAL DATA

    We have derived the summary financial data presented in this table for, and as of the end of, each of the five years in the five-year period ended December 31, 2000, from our audited consolidated financial statements. We have derived the summary financial data presented in the table for, and as of the end of, each of the nine-month periods ended September 30, 2001 and September 30, 2000, from our unaudited interim consolidated financial statements. In management's opinion, such unaudited information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results for the nine months ended September 30, 2001 are not indicative of results for the full fiscal year, nor are they necessarily indicative of results for any future period. The information in the table is qualified entirely by reference to the consolidated financial statements and other information incorporated by reference in this prospectus supplement and the prospectus, as described in the accompanying prospectus under "Incorporation of Certain Documents by Reference."

	Nine Months Ended September 30,		Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
	(dollars in millions)
Income Statement Data
Interest income	$11,540	$10,151	$13,783	$12,062	$11,221	$10,203	$9,892
Interest expense	6,691	6,940	9,472	7,610	6,929	6,287	6,027
Net interest income	4,849	3,211	4,311	4,452	4,292	3,916	3,865
Provision for loan and lease losses	375	133	185	167	162	247	498
Noninterest income	2,293	1,434	1,984	1,509	1,507	980	819
Noninterest expense	3,286	2,304	3,126	2,910	3,268	3,111	3,595
Income before income taxes and extraordinary item	3,481	2,208	2,984	2,884	2,369	1,538	591
Extraordinary item—gain on extinguishment of debt, net of taxes of $50 million	75	—	—	—	—	—	—
Net income	2,272	1,402	1,899	1,817	1,487	885	375
		Year Ended December 31,
	September 30, 2001
		2000	1999	1998	1997	1996
	(dollars in millions)
Balance Sheet Data
Assets	$223,638	$194,716	$186,514	$165,493	$143,522	$137,329
Securities	47,879	58,724	60,786	47,046	37,025	35,036
Loans held for sale	18,035	3,404	794	1,827	1,141	1,399
Loans held in portfolio	132,900	119,626	113,746	107,612	97,531	92,610
Deposits	99,733	79,574	81,130	85,492	83,429	87,509
Borrowings	104,452	101,656	94,327	65,200	49,976	40,015
Stockholders' equity	14,529	10,166	9,053	9,344	7,601	7,426
Nonperforming assets as a percentage of total assets	0.91%	0.52%	0.53%	0.69%	0.89%	1.15%
Allowance for loan and lease losses as a percentage of nonperforming assets	64	99	105	93	82	68

S–3

	Nine Months Ended September 30,		Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
Other financial data
Net interest margin	3.14	2.37	2.38	2.63	2.88	2.91	2.96
Efficiency ratio(1)	43.48	47.88	47.97	47.16	54.55	61.72	74.95
Return on average assets	1.36	1.00	1.01	1.04	0.96	0.63	0.28
Return on average common equity	23.60	21.37	21.15	19.66	16.67	11.95	3.95
Common stock dividend payout ratio(2)	24.72	32.18	32.07	30.82	27.97	42.31	120.37
Ratio of earnings to fixed charges	1.52	1.32	1.31	1.38	1.34	1.24	1.10

(1)
Defined as noninterest expense, excluding amortization of goodwill and other intangible assets, as a percentage of net interest income, noninterest income and extraordinary item.

(2)
Based on dividends paid per common share and basic net income per common share after restatement of financial statements for significant transactions accounted for as poolings of interest.

CAPITALIZATION OF WASHINGTON MUTUAL, INC.

    The table below sets forth the unaudited consolidated capitalization of Washington Mutual, Inc. at September 30, 2001. The as adjusted amounts give further effect to the issuance of the senior notes in this offering.

	Outstanding	As Adjusted
	(dollars in millions)
Debt:
Senior debt(1)	$100,350	101,350
Subordinated debt	4,102	4,102

Total debt	104,452	105,452

Stockholders' Equity:
Capital surplus—common stock	3,391	3,391
Accumulated other comprehensive income	640	640
Retained earnings	10,498	10,498

Total stockholders' equity	14,529	14,529

Total debt and stockholders' equity	$118,981	119,981

Common Shares:
Common shares issued and outstanding	879,831,443
Common shares authorized	1,600,000,000

(1)
Includes federal funds purchased, commercial paper, securities sold under repurchase agreements, advances from Federal Home Loan Banks, and senior notes.

    Other than as described in this prospectus supplement and accompanying prospectus, there has been no material change in the consolidated capitalization of Washington Mutual, Inc. since September 30, 2001. See "Washington Mutual, Inc.—Recent Developments."

S–4

USE OF PROCEEDS

    We anticipate that the net proceeds from the sale of the senior notes, before expenses, will be $994,250,000. We will apply the proceeds from the sale of the senior notes for general corporate purposes, including providing funding to our subsidiaries and repurchasing shares of our common stock. Until we use the proceeds from the sale of the senior notes for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

CERTAIN TERMS OF THE NOTES

General

    The senior notes will mature at par on January 15, 2007. An officer's certificate sets forth the terms of the senior notes in accordance with the senior indenture dated August 10, 1999 between Washington Mutual, Inc. and The Bank of New York, as trustee. The senior notes are a part of a single series of our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt. See "Description of Debt Securities" in the prospectus for a description of the rights under our senior debt securities, including the senior notes, under the senior indenture.

    We may, without the consent of the holders of the senior notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the senior notes. Any of these additional notes will, together with the senior notes, constitute a single series of senior notes under the indenture. No additional notes may be issued if an event of default has occurred with respect to the senior notes.

    The senior notes will bear interest from January 11, 2002, or from the most recent date to which we have paid or provided for interest, at the annual rate of 5 5/8%. We will pay interest semiannually on each January 15 and July 15, beginning on July 15, 2002, to the person in whose name the senior notes are registered at the close of business on the January 1 or July 1 prior to the payment date.

    We will compute interest on the senior notes on the basis of a 360-day year of twelve 30-day months. If an interest payment date or the maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made.

    We will issue the senior notes only in registered form, in denominations of $1,000 and integral multiples of $1,000. We will pay principal and interest at the corporate trust office of the trustee at New York, New York or at such other office or agency that we will maintain for such purpose in New York City. At our option, we may pay interest by check mailed to the person entitled to payment at that person's address appearing on the register of the senior notes.

    Other than as discussed below under "—Redemption for Tax Reasons," the senior notes are not redeemable before maturity and will not be entitled to any sinking fund.

Payments of Additional Amounts

    Subject to the exceptions and limitations set forth below, we will pay as additional interest on the senior notes additional amounts so that the net payment of the principal of and interest on the senior notes to a holder who is not a United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority of or in the United States imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no withholding or deduction been required.

S–5

    Our obligation to pay additional amounts shall not apply:

    (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

      (a) being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States;

      (b) having a current or former relationship with the United States, including a relationship as a citizen or resident of the United States;

      (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

      (d) being or having been a "10-percent shareholder" of us as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision.

    (2) to any holder that is not the sole beneficial owner of the senior notes, or a portion of the senior notes, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

    (3) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the senior notes, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

    (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment on the senior notes;

    (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

    (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

    (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any senior notes, if such payment can be made without such withholding by any other paying agent;

    (8) to any tax, assessment or other governmental charge required to be imposed or withheld on a payment to an individual and such deduction or withholding is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

    (9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8).

    The senior notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the senior notes. Except as specifically provided under this heading and under the heading "—Redemption for Tax Reasons," we shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any

S–6

government or a political subdivision or taxing authority of or in any government or political subdivision.

    As used under this heading and under the headings "—Redemption for Tax Reasons" and "Federal Income Tax Considerations for Non-United States Persons", the term "United States" means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction, "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be United States persons. "Non-United States persons" means a person who is not a United States person.

Redemption For Tax Reasons

    If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payments of Additional Amounts" with respect to the senior notes and such obligation cannot be avoided by reasonable measures available to us, then we may at our option redeem in whole, but not in part, the senior notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those senior notes to the date fixed for redemption, provided that no such redemption shall occur earlier than 90 days prior to the earliest date we would be obligated to pay such additional amounts.

Book-Entry System

    The senior notes will be issued in the form of one or more fully registered global certificates (the "Global Notes") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of Cede & Co., the Depository's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in the Global Notes through either the Depository or Euroclear or Clearstream, Luxembourg, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depository. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or a successor of the Depository or its nominee.

    DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law,

S–7

a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, brokers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between DTC participants on whose behalf it acts with respect to the senior notes and is required to receive and transmit distributions of principal of and interest on the senior notes. DTC participants and indirect DTC participants with which investors have accounts with respect to the senior notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective investors.

    Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a senior note held in DTC to transfer or pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a senior note held in DTC to such persons may be limited.

    DTC has advised us that it will take any action permitted to be taken by a holder of senior notes only at the direction of one or more participants to whose account with DTC interests in the senior notes are credited, and only in respect of such portion of the aggregate principal amount of the senior notes as to which such participant or participants has or have given such direction. However, in certain circumstances, DTC will exchange the Global Notes held by it for definitive senior notes, which it will distribute to its participants.

    Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System plc, a U.K. corporation (the "Euroclear Clearance System"). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

S–8

    The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;
  •
  withdrawal of securities and cash from Euroclear; and
  •
  receipts of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

    Clearstream, Luxembourg was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior notes. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

    Distributions with respect to the senior notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

    So long as the senior notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange require, we will appoint a paying agent and transfer agent in Luxembourg (the "Luxembourg Paying and Transfer Agent") and the holders of the senior notes will be able to receive payments on the senior notes and effect transfers of the senior notes at the offices of the Luxembourg Paying and Transfer Agent.

    Title to book-entry interests in the senior notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream, Luxembourg or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the senior notes may be transferred within Euroclear and within Clearstream, Luxembourg and between Euroclear and Clearstream, Luxembourg in accordance with procedures established for these purposes by Euroclear and Clearstream,

S–9

Luxembourg. Book-entry interests in the senior notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the senior notes between Euroclear and Clearstream, Luxembourg and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream, Luxembourg and DTC.

Global Clearance and Settlement Procedures

    Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with Depository rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through the Depository on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected by the Depository in accordance with the Depository rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depository to take action to effect final settlement on its behalf by delivering or receiving senior notes to or from the Depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to their respective depositaries in the United States.

    Because of time-zone differences, credits of senior notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depository settlement date. Such credits or any transactions in such senior notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of senior notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the Depository settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in the Depository.

    Although the Depository, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of senior notes among participants of the Depository, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Issuance of Definitive Notes

    Individual certificates in respect of senior notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or if DTC ceases to be a clearing agency registered under the Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the senior notes represented by such Global Notes upon delivery of such Global Notes for cancellation.

S–10

    Senior notes issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples of $1,000. You may transfer the definitive senior notes in whole or in part in $1,000 denominations by presenting them for registration to the registrar at its New York office or to the Luxembourg transfer agent, which will be Deutsche Bank Luxembourg S.A. ("Luxembourg Transfer Agent"), at its office. Senior notes presented for registration must be duly endorsed by you or your attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by you or your attorney duly authorized in writing. Forms of such written instrument or instruments of transfer can be obtained from the Luxembourg Transfer Agent. In the case of a partial transfer of a definitive senior note, the registrar or Luxembourg Transfer Agent will return to the holder definitive senior notes representing the denomination of senior notes not transferred. We may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any full or partial exchange or registration of transfer of definitive senior notes.

    If we issue definitive senior notes:

  •
  principal of and interest on the senior notes will be payable in the manner described below;
  •
  the transfer of the senior notes will be registrable; and
  •
  the senior notes will be exchangeable for senior notes bearing identical terms and provisions.

    If we issue definitive senior notes, we will do so at the office of The Bank of New York, the paying agent and registrar for the senior notes, including any successor paying agent and registrar for the senior notes, currently located at 101 Barclay Street, New York, New York 10286, and at the office of Deutsche Bank Luxembourg S.A., as the Luxembourg paying agent (the "Luxembourg Paying Agent"), currently located at 2, boulevard Konrad Adenauer, L1115 Luxembourg. We will maintain a Luxembourg Transfer Agent and a Luxembourg Paying Agent as long as the senior notes are listed on the Luxembourg Stock Exchange.

    We may pay interest on definitive senior notes, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the record date corresponding to the relevant interest payment date.

    Notwithstanding the foregoing, DTC, as holder of the senior notes, or a holder of more than $1 million in aggregate principal amount of notes in definitive form, may require the paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. The paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

    The paying agent or the Luxembourg Paying Agent, as the case may be, will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation and surrender of a senior note at the office of the paying agent or the Luxembourg Paying Agent.

Notices to Holders

    Application has been made to list the senior notes on the Luxembourg Stock Exchange. Notices to holders of the senior notes will be made by first class mail, postage prepaid, to the registered holders and, so long as the senior notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange require, in a daily newspaper of general circulation in Luxembourg (which is expected to be Luxemburger Wort). The notices will be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication.

S–11

FEDERAL INCOME TAX CONSIDERATIONS FOR NON-UNITED STATES PERSONS

    Under current United States federal income and estate tax law,

      (a) payment on a senior note by us or any paying agent to a holder that is a Non-United States Person will not be subject to withholding of United States federal income tax, provided that, with respect to payments of interest, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership and (ii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Person in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-United States Person);

      (b) a holder of a senior note that is a Non-United States Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the senior note, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States;

      (c) a senior note will not be subject to United States federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and, at the time of such holder's death, payments of interest on such senior note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

    United States information reporting requirements and backup withholding tax will not apply to payments on a senior note to a holder that is a Non-United States Person if the statement described in clause (a) of the preceding paragraph is duly provided to the payor.

    For purposes of applying the rules set forth under this heading "Federal Income Tax Considerations for Non-United States Persons" to an entity that is treated as fiscally transparent (e.g., a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

    The certification requirement referred to in sub-paragraph (a) will be fulfilled if the beneficial owner of a senior note certifies on Internal Revenue Service ("IRS") Form W-8BEN, or other successor form, under penalties of perjury, that it is a Non-United States Person and provides its name and address, and (i) the beneficial owner files IRS Form W-8BEN, or other successor form with the withholding agent or (ii) in the case of a senior note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers' securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN, or other successor form from the holder and furnishes the withholding agent with a copy of those forms. Unless a foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide an intermediary IRS Form W-8IMY or other successor form and the appropriate certification by each partner. Prospective investors should consult their tax advisers regarding possible additional reporting requirements.

S–12

UNDERWRITING

    Under the terms and subject to the conditions contained in an underwriting agreement dated January 8, 2002, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts of shares of the senior notes:

Underwriter	Principal Amount
Credit Suisse First Boston Corporation	$550,000,000
Salomon Smith Barney Inc.	200,000,000
ABN AMRO Incorporated	50,000,000
Banc One Capital Markets, Inc.	50,000,000
First Union Securities, Inc.	50,000,000
BNP Paribas Securities Corp.	25,000,000
BNY Capital Markets, Inc.	25,000,000
Credit Lyonnais Securities (USA) Inc.	25,000,000
Sandler O'Neill & Partners, L.P.	25,000,000

Total	$1,000,000,000

    The underwriting agreement provides that the underwriters are obligated to purchase all the senior notes if any are purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the senior notes may be terminated.

    The underwriters propose to offer the senior notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a concession of .200% of the principal amount per senior note. The underwriters and selling group members may allow a discount of .125% of the principal amount per senior note on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

    We estimate that our out of pocket expenses for this offering will be approximately $850,000.

    Although application has been made to list the senior notes on the Luxembourg Stock Exchange, the senior notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the senior notes. However, they are not obligated to do so and may discontinue making a secondary market for the senior notes at any time without notice. No assurance can be given as to how liquid the trading market for the senior notes will be.

    We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

    Certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees.

    Wachovia Corporation conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this prospectus supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC and a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc., which may or may not be participating as a selling dealer in the distribution of the senior notes.

S–13

    In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of senior notes in excess of the principal amount of the senior notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the senior notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the senior notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the senior notes or preventing or retarding a decline in the market price of the senior notes. As a result, the price of the senior notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Luxembourg Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

    Credit Suisse First Boston Corporation will make securities available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc., is providing the system as a conduit for communications between Credit Suisse First Boston Corporation and its customers and is not a party to any transactions. Market Axess Inc. will not function as an underwriter or agent of ours, nor will Market Axess Inc. act as a broker for any customer of Credit Suisse First Boston Corporation. Market Axess Inc., a registered broker-dealer, will receive compensation from Credit Suisse First Boston Corporation based on transactions the underwriter conducts through the system. Credit Suisse First Boston Corporation will make securities available to its customer through the Internet distributions, whether made through a proprietary or third party system, on the same terms as distributions made through other channels.

S–14

OFFERING RESTRICTIONS

    The senior notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

    Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the senior notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the senior notes, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters' knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on us except as set forth in the Underwriting Agreement.

    You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which you purchase the senior notes. These taxes and charges are in addition to the issue price set forth on the cover page.

United Kingdom

    Each Underwriter has represented and agreed that:

  •
  it has not offered or sold and, prior to the expiry of the period of six months from the closing date for the issue of the senior notes, will not offer or sell any senior notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of senior notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

Germany

    Each Underwriter has represented and agreed that it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the senior notes and that it will comply with the Securities Selling Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in a public offering in the Federal Republic of Germany with respect to any senior notes otherwise than in accordance with the Securities Selling Prospectus Act and any other act replacing or supplementing the Securities Selling Prospectus Act and all other applicable laws and regulations.

The Netherlands

    Each Underwriter has represented and agreed that the senior notes may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large

S–15

enterprises, which trade or invest in securities in the course of a profession or trade. Individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the senior notes, and this prospectus supplement and the accompanying prospectus or any other offering material relating to the senior notes may not be considered an offer or the prospect of an offer to sell or exchange the senior notes.

France

    Each of the Underwriters has represented and agreed that the senior notes are being issued outside of France and that, in connection with the initial distribution of the senior notes, it has not offered or sold and will not offer or sell, directly or indirectly, any senior notes to the public in France, and that it has not distributed and will not distribute or cause to be distributed to the public in France this prospectus supplement, the accompanying prospectus or any other offering material relating to the senior notes, and that such offers, sales and distributions have been and will be made in France only to (a) qualified investors (investisseurs qualifiés) and/or (b) a restricted group of investors (cercle restreint d'investisseurs), all as defined in Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998.

Japan

    Each of the Underwriters has represented and agreed that it will not offer or sell directly or indirectly any senior notes in Japan or to or for the benefit of Japanese persons, or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese persons" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Hong Kong

    Each of the Underwriters and each of its affiliates has represented and agreed that: (a) it has not offered or sold, and will not offer or sell, the senior notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32) of the Laws of Hong Kong, and (b) unless permitted to do so under the securities laws of Hong Kong, it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue any advertisement, invitation or document relating to the senior notes in Hong Kong other than with respect to senior notes intended to be disposed of outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

S–16

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

    The distribution of the senior notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of senior notes are made. Any resale of the senior notes in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the senior notes.

Representations Of Purchasers

    By purchasing senior notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the senior notes without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under "—Resale Restrictions".

Rights Of Action—Ontario Purchasers Only

    Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the senior notes, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the senior notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the senior notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the senior notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the senior notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

    All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or such persons. All or a substantial portion of our assets and the assets of such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgement against us or those persons in Canada or to enforce a judgement obtained in Canadian courts against us or those persons outside of Canada.

S–17

Taxation and Eligibility for Investment

    Canadian purchasers of senior notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the senior notes in their particular circumstances and about the eligibility of the investment by the purchaser under relevant Canadian legislation.

LEGAL OPINIONS

    Heller Ehrman White & McAuliffe LLP, Seattle, Washington, will pass upon the legality of the senior notes for us. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will pass upon certain legal matters in connection with the senior notes for the underwriters. As of January 2, 2002, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned an aggregate of 12,843 shares of our common stock.

S–18

GENERAL INFORMATION

    Application has been made to list the senior notes on the Luxembourg Stock Exchange. In connection with the listing application, our restated articles of incorporation and by-laws and a legal notice relating to the issuance of the senior notes have been deposited prior to listing with Greffier en Chef du Tribunal d'Arrondissement de et à Luxembourg, where copies thereof may be obtained upon request. You may request copies of these documents together with this prospectus supplement, the accompanying prospectus, the underwriting agreement, the indenture and our annual, quarterly and current reports, as well as all other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including all such future reports, so long as any of the senior notes are outstanding, by following the directions under "Where You Can Find More Information" on page 3 of the accompanying prospectus. These documents will also be made available, free of charge, at the main office of our Luxembourg listing agent, Deutsche Bank Luxembourg S.A., currently located at 2 boulevard Konrad Adenauer, L1115 Luxembourg. Our Luxembourg listing agent will act as intermediary between the Luxembourg Stock Exchange and us and the holders of the senior notes.

    Other than as disclosed or contemplated herein or in the documents incorporated herein by reference, there has been no material adverse change in our financial position since September 30, 2001.

    Other than as disclosed or contemplated herein or in the documents incorporated herein by reference, neither us nor any of our subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the senior notes. We are not aware of any such litigation, arbitration or administrative proceedings that are pending or threatened.

    We have obtained all material consents, approvals and authorizations in connection with the issue of the senior notes. Resolutions relating to the issue and sale of the notes were adopted by our Board of Directors on October 16, 2001.

    We accept the responsibility for the information contained in this prospectus supplement and the accompanying prospectus.

    The senior notes, the indenture and the underwriting agreement are governed by and construed in accordance with the laws of the State of New York.

    The senior notes have been accepted for clearance through Clearstream, Luxembourg and Euroclear. Relevant trading information is as follows:

Common Code	International Security Identification Number (ISIN)	CUSIP
014146903	US93922AG85	939322 AG 8

    You may inspect copies of the following documents, as well as any of our filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, free of charge, at the offices of our Luxembourg listing agent:

  •
  our restated articles of incorporation and by-laws;

  •
  the underwriting agreement relating to the issue of the senior notes; and

  •
  the indenture.

Our independent accountants are Deloitte & Touche LLP.

S–19

PROSPECTUS

$1,500,000,000

Debt Securities

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

  •
  we may issue the debt securities covered by this prospectus from time to time:

  •
  we will provide a prospectus supplement each time we issue the debt securities;

  •
  the prospectus supplement will provide specific information about the terms of that issuance and also may add, update or change information contained in this prospectus.

    The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

    This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 8, 2002.

TABLE OF CONTENTS

Where You Can Find Additional Information
Incorporation of Certain Documents by Reference
Special Note Regarding Forward-Looking Statements
Washington Mutual, Inc.
Use of Proceeds
Ratio of Earnings to Fixed Charges
Ratio of Earnings to Fixed Charges and Preferred Dividends
Description of Debt Securities
Plan of Distribution
Experts

WHERE YOU CAN FIND ADDITIONAL INFORMATION

    We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy these reports and other information at the public reference room of the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC's website, www.sec.gov.

    We have filed a registration statement on Form S-3 with the SEC covering the securities described in the prospectus. For further information with respect to us and those securities, you should refer to our registration statement and its exhibits. You may inspect and copy the registration statement, including exhibits, at the SEC's Public Reference Room or website. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of each document. We have included copies of these documents as exhibits to our registration statement.

    The indentures pursuant to which the debt securities will be issued require us to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Quarterly and annual reports will be made available upon request of holders of the debt securities, which annual reports will contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the debt securities:

  •
  Our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2000;

  •
  Our Quarterly Report on Form 10-Q for the quarters ended March 31, and June 30, 2001; and

  •
  Current Reports on Form 8-K dated January 8, 2001; January 17, 2001; January 18, 2001; April 3, 2001; April 18, 2001; April 20, 2001; April 30, 2001; June 25, 2001; July 5, 2001; July 18, 2001; October 17, 2001; and October 24, 2001.

    You may obtain a copy of these filings at no cost, by writing or telephoning us at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 461-3187, attention Investor Relations Department WMT0735.

    You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, such as "expects," "anticipates," "intends," "plans," "believes, "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "should," "could," or "may."

    Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.

WASHINGTON MUTUAL, INC.

    With a history dating back to 1889, Washington Mutual is a financial services company committed to serving consumers and small to mid-sized businesses. At September 30, 2001, we had stockholders' equity of $14.5 billion. Based on consolidated assets of $223.6 billion at September 30, 2001, Washington Mutual was the largest savings institution and the seventh largest banking company in the United States.

    Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and Utah, and has operations in 36 other states. Our business, including business conducted through our subsidiaries, is divided into three operating segments:

  •
  Banking and Financial Services.  The banking and financial services group offers a comprehensive line of consumer and business financial products and services to individuals and small and middle market businesses. In addition to traditional banking products, the banking and financial services group offers investment management and securities brokerage services and distributes annuity products. The group's services are provided to over five million consumer and business household and are offered through multiple delivery channels, including branches, business banking centers, ATMs, the internet and 24-hour telephone banking centers.

  •
  Home Loans and Insurance Services.  The home loans and insurance services group originates, purchases, and services our single-family residential mortgage assets. These mortgage assets may either be retained in our loan portfolio, or sold or securitized through secondary market channels. The group's products are made available to consumers through various distribution channels, which include retail home loan centers, wholesale home loan centers, financial centers and the internet. This group also includes the activities of Washington Mutual Insurance Services, Inc., an insurance agency that supports the mortgage lending process, as well as the insurance needs of consumers doing business with us. Additionally, this group manages the activities of our captive reinsurance programs.

  •
  Specialty Finance.  The specialty finance group conducts operations through our banking subsidiaries and Washington Mutual Finance Corporation. This group offers an array of commercial products, all under the Washington Mutual brand name and consumer finance products through Washington Mutual Finance Corporation. Syndicated, asset-based, franchise, and mortgage banker financing are also part of the specialty lending activities conducted by this group. The specialty finance group also provides real estate secured financing for commercial and multi-family properties and residential builder construction finance.

Recent Developments

    On June 25, 2001, we entered into an Agreement and Plan of Merger with Dime Bancorp, Inc., a Delaware corporation ("Dime"), pursuant to which Dime will be merged with and into us. Dime is a unitary savings and loan holding company headquartered in New York, New York. Through its subsidiaries, Dime operates 123 banking branches serving consumers and businesses throughout the greater New York City metropolitan area and also provides consumer loans, insurance products and mortgage banking throughout the Unites States. At June 30, 2001, Dime had consolidated assets of $27.0 billion, deposits of $14.6 billion and stockholders' equity of $1.8 billion. In connection with the merger, stockholders of Dime will receive approximately $1.43 billion in cash and up to approximately 92.3 million shares of our common stock to be valued based on the average closing price of our common stock during the ten consecutive trading days ending on the tenth business day before the completion of the merger, subject to adjustment in accordance with the Agreement and Plan of Merger. The merger is subject to customary closing conditions, including approval by Dime's shareholders at a shareholders' meeting to be held November 27, 2001, and is currently expected to close in January 2002.

USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes. Examples of general corporate purposes include additions to working capital, repayment of existing debt, acquisitions, and office expansions.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

Year Ended December 31,					Nine Months Ended September 30,
1996	1997	1998	1999	2000	2000	2001
1.10	1.24	1.34	1.38	1.31	1.32	1.52

    For purposes of this ratio, earnings consist of earnings before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, and the estimated interest portion of rent expense.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table set forth our ratio of earnings to fixed charges and preferred dividends for each of the periods indicated.

Year Ended December 31,					Nine Months Ended September 30,
1996	1997	1998	1999	2000	2000	2001
1.08	1.24	1.34	1.38	1.31	1.32	1.51

    For purposes of this ratio, earnings consist of earnings before income taxes plus fixed charges less capitalized interest and dividends on preferred securities. Fixed charges consist of interest expense, capitalized interest, and the estimated interest portion of rent expense.

DESCRIPTION OF DEBT SECURITIES

    The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Offered Securities, will be described in the prospectus supplement relating to such Offered Securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

    The debt securities will be our general obligations. In the event that any series of debt securities will be subordinated to other securities that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. The debt securities will be issued under one or more indentures between us and The Bank of New York, as trustee. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities under a "subordinated indenture." Together the senior indenture and the subordinated indenture are called the "indentures."

    We have summarized selected provisions of the indentures below. The form of senior indenture and subordinated indenture have been filed as exhibits to the registration statement filed with the SEC and you should read the indentures for provisions that may be important to you. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the indentures. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the indentures.

General

    The indentures do not limit the aggregate principal amount of debt securities which may be issued under the indentures and provide that debt securities may be issued from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which may be issued by us or our subsidiaries.

    Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of ours. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness including our senior debt securities as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

    The debt securities are our obligations exclusively. Because our operations are currently conducted substantially through our subsidiaries, our cash flow and the consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds to us by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make funds available therefor, whether by dividends, loans or other payments. In addition, the payment to us of dividends and certain loans and advances by our subsidiaries may be subject too certain statutory or contractual restrictions, are contingent upon the earnings of the subsidiaries, and are subject to various business considerations.

    The debt securities will be effectively subordinated to all liabilities, including deposits, of our subsidiaries. As of September 30, 2001, our subsidiaries had approximately $99.7 billion of deposits and $100.5 billion of debt outstanding. Any right we may have to receive assets of our subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of a subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any liabilities of the subsidiary senior to liabilities held by us.

    The debt securities may be issued in fully registered form without coupons ("registered securities") or in bearer form with or without coupons ("bearer securities") or in the form of one or more global securities (each a "Global Security"). Registered securities that are book-entry securities will be issued as registered Global Securities. Bearer securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the prospectus supplement, the debt securities will be only registered securities. The debt securities will be issued, unless otherwise provided in the prospectus supplement, in denominations of $1,000 or an integral multiple thereof for registered securities, and in denominations of $5,000 or an integral multiple thereof for bearer securities.

    The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the Offered Securities:

(1)
the title of the Offered Securities;

(2)
whether the Offered Securities are senior debt securities or subordinated debt securities;

(3)
the percentage of principal amount at which the Offered Securities will be issued;

(4)
any limit on the aggregate principal amount of the Offered Securities;

(5)
the date or dates on which the Offered Securities will mature and the amount or amounts of any installment of principal payable on such dates;

(6)
the rate or rates (which may be fixed or variable) per year at which the Offered Securities will bear interest, if any, or the method of determining such rate or rates and the date or dates from which such interest, if any, will accrue;

(7)
the date or dates on which interest, if any, on the Offered Securities will be payable and the regular record dates for such payment dates;

(8)
the terms for redemption, repurchase or early payment, if any, including any mandatory or optional sinking fund or analogous provisions;

(9)
the principal amount of Offered Securities which bear no interest or interest at a rate which at the time of issuance is below market rates that is payable upon declaration of acceleration of the maturity of the Offered Securities;

(10)
whether the Offered Securities will be issued in registered form without coupons, in bearer form with or without coupons, including temporary and definitive global form, or a combination thereof and the circumstances, if any, upon which such Offered Securities may be exchanged for Offered Securities issued in a different form;

(11)
whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities;

(12)
whether and under what circumstances we will pay additional amounts to any holder of Offered Securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether we will have the option to redeem rather than pay any additional amounts;

(13)
the currency or currencies in which the Offered Securities shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to the Offered Securities shall be payable or the method of such payment, if by wire transfer, mail or other means;

(14)
if the amount of principal, premium or interest with respect to the Offered Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(15)
any authenticating or paying agent, transfer agent or registrar;

(16)
the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets;

(17)
the subordination, if any, of the Offered Securities pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(18)
with regard to Offered Securities that do not bear interest, the dates for certain required reports to the trustee, if any;

(19)
any additional covenants for the benefit of the holders of the Offered Securities; and

(20)
certain other terms, including our ability to satisfy and discharge our obligations under an indenture with respect to the Offered Securities.

    No service charge will be made for any transfer or exchange of the debt securities except for any tax or other governmental charge.

    Debt securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the indentures. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

Status of Senior Debt Securities

    The senior debt securities will be unsecured and unsubordinated general obligations of ours and will rank on a parity with all our other unsecured and unsubordinated indebtedness.

Subordination of Subordinated Debt Securities

    Payment of the principal of (and premium, if any) and interest, if any, on the subordinated debt securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined herein). At September 30, 2001, we had an aggregate of approximately $8.1 billion in Senior Debt (exclusive of debt of our subsidiaries). The subordinated indenture does not limit or restrict our ability to incur additional Senior Debt, but certain of our other debt instruments contain such limitations.

    In the event of any sale pursuant to any judgment or decree in any proceeding by or on behalf of any holder, or of any distribution, division or application of all or any part of our assets to our creditors by reason of any liquidation, dissolution or winding up of us or any receivership, insolvency, bankruptcy or similar proceeding relative to us or our debts or properties, then the holders of Senior Debt shall be preferred in the payment of their claims over the holders of the subordinated debt securities, and such Senior Debt shall be satisfied in full before any payment or other distribution (other than securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding) shall be made upon the subordinated debt securities. In the event that any subordinated debt security is declared or becomes due and payable before its maturity because of an occurrence of an event of default (under circumstances not described in the preceding sentence), no amount shall be paid in respect of the subordinated debt securities in excess of current interest payments, except sinking fund payments or at maturity, unless all Senior Debt then outstanding shall have been paid in full or payments satisfactory to the holders thereof provided therefor. During the continuance of any default on Senior Debt, no payments of principal, sinking fund, interest or premium shall be made with respect to any Subordinated Debt Security if either (i) notice of default has been given to us, provided judicial proceedings are commenced in respect thereof within 120 days, or (ii) judicial proceedings shall be pending in respect of such default. In the event that any subordinated debt security is declared or becomes due and payable before maturity, each holder of Senior Debt shall be entitled to notice of same and shall be entitled to declare payable on demand any Senior Debt outstanding to such holder.

    "Debt" is defined in the indentures to include all indebtedness of ours or any Consolidated Subsidiary representing money borrowed, except indebtedness owed to us by any Consolidated Subsidiary or owed to any Consolidated Subsidiary by us or any other Consolidated Subsidiary, and includes indebtedness of any other person for money borrowed when such indebtedness is guaranteed by us or any Consolidated Subsidiary. The term "Debt" shall be deemed to include the liability of ours or any Consolidated Subsidiary in respect of any investment or similar certificate, except to the extent such certificates are pledged by purchasers as collateral for, and are offset by, receivables. "Senior Debt" is defined to mean all Debt of the Company except Subordinated Debt. "Subordinated Debt" is defined to mean our 7.875% Senior Subordinated Notes Due 2004 (the "Senior Subordinated Notes"), and our 8.375% Junior Subordinated Debentures due 2027, 8.206% Subordinated Deferrable Interest Notes due 2027, 8.36% Subordinated Notes due 2026, 8.25% Subordinated Deferrable Interest Notes due 2025 and 5.375% Subordinated Defeasible Interest Debenture due 2041 (together, the "Junior Subordinated Notes"), and any debt of the ours which is subordinate and junior in right of payment to any other debt of the ours by the terms of the instrument creating or evidencing such Subordinated Debt.

    Subordinated debt securities will rank on a parity with all other Subordinated Debt other than the Junior Subordinated Notes. Subordinated debt securities are senior to the Junior Subordinated Note and to our common stock and preferred stock, and will be senior to any other class of capital stock which may be authorized.

Exchange, Registration and Transfer

    Registered securities (other than book-entry securities) of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. At the holder's option, if debt securities of any series are issuable as both registered securities and bearer securities, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series may be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities with coupons appertaining thereto surrendered in exchange for registered securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest due on such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

    Debt securities may be presented for exchange as provided above, and registered securities (other than book-entry securities) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in the prospectus supplement. No service charge will be charged for the transfer, but any tax or other governmental charge must be paid. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. We may at any time designate additional transfer agents with respect to any series of debt securities.

    In the event of any redemption in part, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (b) if debt securities of the series are issuable only as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption.

    For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "—Global Securities".

Payment and Paying Agents

    Unless otherwise provided in a prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on bearer securities will be payable in U.S. dollars, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as we may designate from time to time, and payment of interest on bearer securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment of interest on a bearer security will be made unless, on the earlier of the date of the first such payment by us or the delivery by us of the bearer security in definitive form, a written certificate in the form required by the applicable indenture is provided to the trustee. The certificate shall state that on such date the bearer security is owned by:

  •
  a person that is not a United States person,

  •
  a United States person that (a) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (b) acquired and holds the bearer security through the foreign branch of a United States financial institution (and, in the case of either (a) or (b), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or

  •
  a financial institution purchasing for resale during the restricted period (as defined under "—Global Securities—Temporary and Definitive Global Securities") and, in any case, if any such owner is a financial institution, such financial institution has not acquired the bearer security for purposes of resale to United States persons or to persons within the United States (as defined under "—Limitations on Issuance of Bearer Securities").

    Presentation of coupons for payment or other demands for payment of bearer securities must be made outside the United States, and no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on bearer securities will be made at the office of our Paying Agent in The City of New York, only if:

  •
  despite the appointment of Paying Agents outside the United States, payment of the full amount thereof at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions,

  •
  such payment is then permitted by applicable laws, and

  •
  we would not suffer any fiscal or other sanction as a result of our appointing a Paying Agent in The City of New York.

    Unless otherwise provided in the prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on registered securities will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise provided in a prospectus supplement, payment of any installment of interest on registered securities will be made to the Person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise provided in a prospectus supplement, the Corporate Trust Office of the trustee will be designated as our sole Paying Agent for payments with respect to Offered Securities that are issuable solely as registered securities and the office of the trustee or its affiliate as our Paying Agent in The City of New York for payments with respect to Offered Securities (subject to the limitations described above in the case of bearer securities) that are issuable solely as bearer securities or as both registered securities and bearer securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by us for the Offered Securities will be named in a prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the debt securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of such series.

    All moneys paid by us to a Paying Agent for the payment of principal of (and premium, if any) or interest, if any, on any debt security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security or coupon will thereafter look only to us for payment thereof.

Global Securities

    The debt securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form.

    The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

Book-Entry Securities

    Unless otherwise specified in a prospectus supplement, debt securities which are to be represented by a Global Security to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of a Global Security in registered form, the U.S. Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the U.S. Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture governing such debt securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

    Payment of principal of (and premium, if any) and interest, if any, on debt securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such debt securities. We nor any trustee or Paying Agent, or the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that the U.S. Depositary for debt securities of a series, upon receipt of any payment of principal of (and premium, if any) or interest on permanent Global Securities, will credit participants'

accounts on the date such payment is payable in accordance with their respective beneficial interests in the principal amount of such Global Securities as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

    Unless and until it is exchanged in whole for debt securities in definitive form, a Global Security may not be transferred except as a whole by the U.S. Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a U.S. Depositary for debt securities in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities in definitive registered form in exchange for the Global Security or Securities representing such debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue debt securities in definitive registered form in exchange for the Global Security or Securities representing such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of debt securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such debt securities registered in the name of the owner of such beneficial interest.

Temporary and Definitive Global Securities

    If so specified in a prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such debt securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in a prospectus supplement, each such temporary Global Security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in a prospectus supplement, upon written certification (as described under "—Payment and Paying Agents") of non-United States beneficial ownership. No bearer security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States.

    Unless otherwise provided in a prospectus supplement, interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive debt securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security held for its account upon delivery to the Trustee of a certificate of non-United States beneficial ownership signed by Euro-clear or CEDEL, as the case may be, in the form required by the applicable indenture dated no earlier than such Interest Payment Date.

    If any debt securities of a series are issuable in definitive global bearer form, a prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of (and premium, if any) and interest, if any, on such definitive Global Security, will be treated as a holder of such principal amount of outstanding debt securities represented by such definitive Global Security as shall be specified in a written statement of the holder of such definitive Global Security or, in the case of a definitive Global Security in bearer form, of Euro-clear or CEDEL which is produced to the Trustee by such Person. Principal of (and premium, if any) and interest, if any, on a definitive Global Security will be payable in the manner described in a prospectus supplement.

    In connection with the sale of a bearer security during the "restricted period," as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer security (including a definitive bearer security in global form) shall be mailed or otherwise delivered to any location in the United States and a bearer security sold during the restricted period may be delivered only if the person entitled to receive such bearer security (including a definitive bearer security in global form) furnishes written certification (as described under "—Payment and Paying Agents") of non-United States beneficial ownership. See "—Limitations on Issuance of Bearer Securities".

Limitations on Issuance of Bearer Securities

    Generally, in compliance with United States federal tax laws and regulations, bearer securities may not be offered or sold during the restricted period (as defined under "—Global Securities—Temporary and Definitive Global Securities") or delivered in connection with their sale during the restricted period in the United States or to United States persons (each as defined below) other than foreign branches of United States financial institutions that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code or that purchase for resale during the restricted period only to non-United States persons outside the United States. Any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer or sell any bearer securities in the United States or to United States persons (other than the financial institutions described above) or deliver bearer securities within the United States.

    Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The Code Sections referred to in the legend provide that, with certain exceptions, a United States person holding a bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such bearer security or coupon.

    As used in this prospectus, "United States person" means:

  •
  an individual citizen or resident of the United States,

  •
  a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate or trust the income of which is subject to United States federal income taxation regardless of its source or

  •
  a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.

Absence of Restrictive Covenants

    We are not restricted by either of the indentures from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indentures do not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

    Each indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into any other corporation or transfer or lease our properties and assets substantially as an entirety to any Person or may permit any corporation to merge into us, provided that:

  •
  the successor is a corporation organized under the laws of any domestic jurisdiction;

  •
  the successor, if other than us, assumes our obligations under such indenture and the debt securities issued thereunder;

  •
  immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  certain other conditions are met.

    Each indenture provides that, upon any consolidation or merger or transfer or lease of our properties and assets of substantially as an entirety in accordance with the preceding paragraph, the successor corporation formed by such consolidation or into which we are merged or to which such transfer or lease is made shall be substituted for us with the same effect as if such successor corporation had been named as us. Thereafter, we shall be relieved of the performance and observance of all obligations and covenants of such indenture and the senior debt securities or subordinated debt securities, as the case may be, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the debt securities then outstanding, and we may thereupon or any time thereafter be liquidated and dissolved.

Satisfaction and Discharge

    Unless a prospectus supplement provides otherwise, we will be discharged from our obligations under the outstanding debt securities of a series upon satisfaction of the following conditions:

  •
  we have irrevocably deposited with the trustee either money, or U.S. Government Obligations together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or a combination of which (in the written opinion of independent public accountants delivered to the trustee), will be sufficient to pay and discharge the entire principal of (and premium, if any), and interest, if any, to Stated Maturity or any redemption date on, the outstanding debt securities of such series;

  •
  we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of such series;

  •
  the trustee has received an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent have been complied with; and

  •
  the trustee has received (a) a ruling directed to us and the trustee from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to discharge our obligations under the indenture with respect to such series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred or (b) an opinion of tax counsel to the same effect as the ruling described in clause (a) above and based upon a change in law.

Upon such discharge, we will be deemed to have satisfied all the obligations under the indenture, except for obligations with respect to registration of transfer and exchange of the debt securities of such series, and the rights of the holders to receive from deposited funds payment of the principal of (and premium, if any) and interest, if any, on the debt securities of such series.

Modification of the Indenture

    Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding any additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in such indenture or making other provisions; provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

    Each indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

  (1)
  change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

  (2)
  reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon;

  (3)
  reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity;

  (4)
  change our obligation to maintain an office or agency in the places and for the purposes required by such indenture;

  (5)
  impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date;

  (6)
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such indenture; or

  (7)
  with certain exceptions, to modify the provisions for the waiver of certain defaults and any of the foregoing provisions.

Events of Default

    An Event of Default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each indenture to be:

  (1)
  a default for 30 days in the payment when due of any interest on such series of debt securities;

  (2)
  a default in the payment of principal of (and premium, if any, on) such series of debt securities, whether payable at maturity, by call for redemption, pursuant to any sinking fund or otherwise;

  (3)
  a default for 90 days after a notice of default with respect to the performance of any other covenant in such indenture (other than a covenant included in such indenture solely for the benefit of a series of debt securities other than that series);

  (4)
  certain events of bankruptcy, insolvency or reorganization;

  (5)
  an event of default under any mortgage, indenture (including such indenture) or other instrument under which any Debt shall be outstanding which default shall have resulted in the acceleration of such Debt in excess of $25,000,000 in aggregate principal amount (except that such amount shall be $20,000,000 in respect of a default on debt securities of another series) and such acceleration shall not have been rescinded or such Debt discharged within a period of 30 days after notice; and

  (6)
  any other event of default provided for such series of debt securities.

    Each indenture provides that if an Event of Default specified therein in respect of any series of outstanding debt securities issued under such indenture shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if such debt securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of such debt securities) of all of the outstanding debt securities of such series to be immediately due and payable.

    Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series; provided that:

  •
  such direction shall not be in conflict with any rule of law or with the indenture,

  •
  the trustee may take any other action deemed proper that is not inconsistent with such direction and

  •
  the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of debt securities of such series not taking part in such direction.

    Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

    Each indenture contains provisions entitling the trustee thereunder, subject to the duty of the trustee during an Event of Default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such indenture at the request of the holders of the debt securities of such series.

    Each indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance of any covenant of ours under such indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the debt securities of such series.

    We will be required to furnish annually to each trustee a certificate as to compliance with all conditions and covenants under the indentures.

Meetings

    Each indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee under the applicable indenture, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with "—Notices" below. Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum at a meeting of holders of debt securities of such series, except that in the absence of a quorum, a meeting called by us or the trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above under "—Modification of the Indenture", and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of (1) the holders of a majority in principal amount of the outstanding debt securities of that series and (2) 66 2/3% in aggregate principal amount of outstanding debt securities of such series represented and voting at the meeting; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of (1) the holders of such specified percentage in principal amount of the outstanding debt securities of that series and (2) a majority in principal amount of outstanding debt securities of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons. With respect to any consent, waiver or other action which the applicable indenture expressly provides may be given by the holders of a specified percentage of outstanding debt securities of all series affected thereby (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected thereby favoring such action.

Notices

    Except as otherwise provided in each indenture, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such bearer securities and will be mailed to such Persons whose names and addresses were previously filed with the trustee under the applicable indenture, within the time prescribed for the giving of such notice. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the Security Register.

Title

    Title to any bearer securities and any coupons appertaining thereto will pass by delivery. We, the appropriate Trustee and any agent of ours or such Trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security (including registered securities in global registered form) as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

PLAN OF DISTRIBUTION

    We may sell the debt securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters, or (v) through a combination of any such methods of sale.

    The distribution of the debt securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

    Offers to purchase the debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the debt securities to the public at varying prices to be determined by such dealer at the time of resale. Dealer trading may take place in certain of the debt securities, including debt securities not listed on any securities exchange.

    If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the debt securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

    Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

    Except as indicated in the applicable prospectus supplement, the debt securities are not expected to be listed on a securities exchange and any underwriters or dealers will not be obligated to make a market in the securities. We cannot predict the activity or liquidity of any trading in the securities.

EXPERTS

    The legality of the securities offered by this prospectus will be passed upon by Heller Ehrman White & McAuliffe LLP, Seattle, Washington. As of October 31, 2001, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned an aggregate of 13,193 shares of our common stock.

    The consolidated financial statements incorporated in this prospectus by reference from Washington Mutual, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REGISTERED OFFICE OF THE ISSUER

Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

AUDITORS OF THE ISSUER

Deloitte & Touche LLP
700 Fifth Avenue, Suite 4500
Seattle, Washington 98104

TRUSTEE, REGISTRAR AND PRINCIPAL PAYING AGENT

The Bank of New York
101 Barclay Street
New York, New York 10286

PAYING AND TRANSFER AGENT IN LUXEMBOURG

Deutsche Bank Luxembourg S.A.
2 boulevard Konrad Adenauer
L1115 Luxembourg

LEGAL ADVISORS

To the Issuer as to U.S. Law Heller Ehrman White & McAuliffe LLP 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104	To the Underwriters as to U.S. Law Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006

LISTING AGENT

Deutsche Bank Luxembourg S.A.
2 boulevard Konrad Adenauer
L1115 Luxembourg